Exhibit 10.1

Execution Version

CANO HEALTH, INC.

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made and entered into as of June 28, 2024 (the “Reorganization Date”), by and among Cano Health, Inc., a Delaware corporation (the “Corporation”), and the Holders (as defined below) from time to time party hereto. The Corporation and the Holders are referred to collectively herein as the “Parties” and each individually as a “Party”.

WHEREAS, the Corporation and each of the Holders desire to establish herein the terms and conditions upon which certain affairs of the Corporation shall be administered and otherwise set forth the Holders’ respective rights and obligations as holders of shares of capital stock of the Corporation.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party, the Parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Accredited Investor” means an “accredited investor” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for clarity, an investment fund, vehicle or account shall be deemed to be an Affiliate of all other investment funds, vehicles and accounts under common management, directly or indirectly, with such Person); provided, that for purposes of this Agreement, no Holder shall be deemed an Affiliate of the Corporation or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Alternative Transaction” means the sale of Registrable Securities constituting less than one percent (1%) of the outstanding shares of Common Stock to one (1) or more purchasers in a registered transaction without a prior marketing process by means of (a) a bought deal, (b) a block trade or (c) a direct sale.

“Approved Transferee” has the meaning set forth in Section 4(a).

“Board” means the board of directors of the Corporation.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“By-laws” means the Amended and Restated By-laws of the Corporation, dated as of the Reorganization Date.

“Cause” shall have the meaning set forth in the Management Incentive Plan.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Corporation, dated as of the Reorganization Date.

“Chosen Courts” has the meaning set forth in Section 8(e).

“Close of Business” means, with respect to any Business Day, 5:00 p.m. Eastern Time (Daylight or Standard, as applicable in New York, New York) on such Business Day.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation and shall include any securities into which such Common Stock shall have been exchanged or converted, or any securities resulting from any reclassification, recapitalization, stock dividend or similar transactions with respect to such Common Stock.

“Common Stock Equivalent” has the meaning set forth in Section 7(a).

“Competitor” means any Person, or any Person that is an Affiliate of or is employed by a Person, in each case, that directly and materially competes with the Corporation for all or any portion of its clientele or business and such Persons’ Affiliates.

“Confidential Information” has the meaning set forth in Section 3(b)(i).

“control,” including the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Corporation” has the meaning set forth in the preamble and shall include any of its successors by merger, acquisition, reorganization, conversion or otherwise.

“Demand Eligible Holder” has the meaning set forth in Section 6(a)(i).

“Demand Eligible Holder Request” has the meaning set forth in Section 6(a)(i).

“Demand Notice” has the meaning set forth in Section 6(a)(i).

“Demand Registration” has the meaning set forth in Section 6(a)(i).

“Demand Registration Statement” has the meaning set forth in Section 6(a)(i).

“Designated Shares” means, as of any particular date of determination, the outstanding shares of Common Stock as of such date, excluding (a) any restricted stock, restricted stock units, options and other equity-based awards (and any shares of Common Stock issuable in exchange therefor) issued or granted pursuant to an Equity Incentive Plan and (b) any shares of Common Stock underlying unexercised GUC Warrants.

“Director” shall mean a director serving on the Board, appointed in accordance with the Certificate of Incorporation.

“Discounted Share Purchase Program” means a stock purchase program pursuant to which the Corporation will reserve a number of shares of Common Stock for purchase by certain Directors (as defined below) and employees and officers of the Corporation and its Subsidiaries at a discounted price per share of Common Stock, with such purchases to be made no later than ninety 90 calendar days following the Reorganization Date; provided, that the number of shares of Common Stock reserved for issuance pursuant to such program and the price per share of Common Stock of such shares shall be determined by the Board following the Reorganization Date; and provided, further, that (i) the aggregate purchase price for Common Stock sold in accordance with such plan shall not exceed $15,000,000 and (ii) the price per share of Common Stock sold in accordance with such plan shall not be less than 85% of the fair market value of a share of Common Stock (as determined by the Board) on the date that the Management Incentive Plan is approved.

“Drag-Along Holder” has the meaning set forth in Section 5(a)(i).

“Drag-Along Notice” has the meaning set forth in Section 5(a)(ii).

“Drag-Along Sale” has the meaning set forth in Section 5(a)(i).

“Effectiveness Period” has the meaning set forth in Section 6(a)(iii).

“Emergence Award Recipients” means Mark Kent, Eladio Gil, Robert Camerlinck, Jennifer Hevia, Pablo Alonso and David Armstrong.

“Emergence Awards” has the meaning set forth in Section 2(f).

“Equity Incentive Plan” means the Management Incentive Plan and any other similar incentive equity plans approved by the Board.

“Excess New Securities” has the meaning set forth in Section 7(b)(iii).

“Excess New Securities Notice” has the meaning set forth in Section 7(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Facility Credit Agreement” means that certain credit agreement, dated as of the Reorganization Date, among Cano Health, LLC, a Florida limited liability company, Primary Care (ITC) Intermediate Holdings, LLC, a Delaware limited liability company, the “Lenders” and the “Issuing Banks” from time to time party hereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for such Lenders.

“Family Member” means, with respect to any natural Person, such Person’s parents, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Person and such Person’s spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or descendants (whether or not adopted).

“FINRA” means the Financial Industry Regulatory Authority.

“GUC Warrants” means warrants to purchase Common Stock issued pursuant to that certain Warrant Agreement, dated as of the Reorganization Date, by and between the Corporation and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the “GUC Warrant Agreement”).

“Holder” means each Person that is a stockholder of the Corporation and party hereto as of the Reorganization Date and any other Person who hereafter becomes a party to this Agreement pursuant to the provisions hereof as a stockholder of the Corporation; provided that a Person shall cease to be a Holder at such time as it ceases to hold any outstanding shares of capital stock of the Corporation.

“Holders of a Majority of Included Registrable Securities” means Holders who hold a majority of the Registrable Securities included in the applicable Registration Statement.

“Indemnified Person” has the meaning set forth in Section 6(k)(i).

“Initial Public Offering” shall mean (a) the initial firm commitment underwritten Public Offering of Registrable Securities consummated for cash pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or Form S-8 (or any similar or successor form)) pursuant to which the Registrable Securities are sold and concurrently listed on a national securities exchange in the United States, (b) the date of effectiveness of a registration of the class of equity securities that includes the Registrable Securities, or equity securities of any entity in which the Registrable Securities may be converted or exchanged, in connection with which such class of equity securities is be listed on a national securities exchange in the United States, or (c) any merger, consolidation, reorganization, recapitalization, capital stock exchange, stock sale, asset sale or other similar transaction or business combination (or series of related transactions or related business combinations), in each such case, between the Corporation (or any of its Affiliates) and any entity that is a “special purpose acquisition company” (or any of its Affiliates) or “blank check” company (or any of its Affiliates) after which the surviving company is listed on a national securities exchange in the United States.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433, relating to an offer of the Registrable Securities.

“Joinder” has the meaning set forth in Section 4(a).

“Losses” has the meaning set forth in Section 6(k)(i).

“Management Holder” means any Person that becomes party to this Agreement in respect of MIP Equity granted to him or her under the Management Incentive Plan and any Person to whom he or she transfers such MIP Equity in accordance with the terms of this Agreement.

“Management Incentive Plan” means an incentive equity plan for the officers, employees, and Directors of the Corporation and its Subsidiaries to be implemented by the Corporation and the Board and effective no later than the ninetieth (90th) day following the Reorganization Date reserving for issuance ten percent (10%) of the aggregate number of shares of Common Stock outstanding as of the Reorganization Date (calculated on a fully vested and fully-diluted basis) in the form of restricted stock units and other equity-based awards, as such plan may be amended from time to time in accordance with its terms.

“Maximum Offering Size” has the meaning set forth in Section 6(a)(iv).

“MIP Equity” means Common Stock issued upon the settlement or exercise of restricted stock units, options and other equity instruments granted pursuant to the Management Incentive Plan.

“New Issuance Notice” has the meaning set forth in Section 7(a).

“New Securities” has the meaning set forth in Section 7(a).

“Non-Recourse Parties” has the meaning set forth in Section 8(m).

“Other Registrable Securities” means (a) the Common Stock, (b) any securities issued or issuable with respect to, on account of or in exchange for Common Stock, whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) and (b) above, in each case, held by any other Person who has rights to participate in any offering of securities by the Corporation pursuant to a registration rights agreement or other similar arrangement with the Corporation or any direct or indirect parent of the Corporation relating to the Common Stock (which shall not include this Agreement).

“Participant” shall have the meaning set forth in the Management Incentive Plan (provided, that if “Participant” is not specifically defined therein, any use of “Participant” in this Agreement shall refer to the applicable definition in the Management Incentive Plan relating to Persons receiving equity in accordance with the terms and conditions of the Management Incentive Plan).

“Participating Demand Holder” means any Holder of Registrable Securities who, pursuant to the provisions of Section 6 hereof, elects to participate in a relevant Demand Registration (including, for the avoidance of doubt, both Demand Eligible Holders and the Qualified Holder(s) who have delivered the Demand Notice for such Demand Registration).

“Participating Holder” means any (a) Participating Demand Holder, or (b) any Piggyback Eligible Holder who elects, pursuant to the provisions of Section 6 hereof, to participate in a relevant Piggyback Registration, as applicable.

“Parties” has the meaning set forth in the preamble.

“Permitted Transferee” means, with respect to any Holder, any general or limited partner, member, shareholder or Affiliate of such Holder (other than any “portfolio company,” as such term is customarily used among institutional investors).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Eligible Holders” has the meaning set forth in Section 6(b)(i).

“Piggyback Notice” has the meaning set forth in Section 6(b)(i).

“Piggyback Registration” has the meaning set forth in Section 6(b)(i).

“Piggyback Registration Statement” has the meaning set forth in Section 6(b)(i).

“Piggyback Request” has the meaning set forth in Section 6(b)(i).

“Preemptive Rightholder” has the meaning set forth in Section 7(a).

“Proportionate Percentage” has the meaning set forth in Section 7(b)(i).

“Proposed Price” has the meaning set forth in Section 7(a).

“Proposed Transferee” has the meaning set forth in Section 5(b)(i).

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A or Rule 430B), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, all material incorporated by reference or deemed to be incorporated by reference in such Prospectus and any Issuer Free Writing Prospectus.

“Public Offering” means any sale to the public pursuant to a public offering registered (other than a registration effected solely to implement an employee benefit plan, a dividend reinvestment plan, or similar plans, or a transaction to which Rule 145 is applicable) under the Securities Act.

“Qualified Holder” means, as of a particular date of determination, one or more Holders of Registrable Securities who beneficially own in the aggregate (together with their Affiliates) three percent (3%) or more of the Designated Shares as of such date.

“Registrable Securities” means (a) any Common Stock acquired prior to the Initial Public Offering, (b) any securities issued or issuable with respect to, on account of or in exchange for Common Stock described in clause (a), whether by stock split, stock dividend, recapitalization, merger, consolidation or other reorganization, charter amendment or otherwise and (c) any options, warrants or other rights to acquire, and any securities received as a dividend or distribution in respect of, any of the securities described in clauses (a) or (b) above, in each case, that are held by the Holders and their respective Affiliates or any transferee or assignee of any Holder or its Affiliates after giving effect to a Transfer made in compliance with this Agreement (including Section 4(a)), in each case, whether now held or hereafter acquired, all of which securities are subject to the rights provided herein for Registrable Securities until such rights terminate pursuant to the provisions of this Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement registering such Registrable Securities under the Securities Act has been declared effective and such Registrable Securities have been Transferred by the Holder thereof pursuant to such effective Registration Statement, (b) such securities are Transferred pursuant to Rule 144 and such securities are thereafter freely transferable by such recipient (without limitations on volume) without registration under the Securities Act, (c) such securities cease to be outstanding, (d) such securities may be sold pursuant to Section 4(a)(1) of the Securities Act without restriction, or (e) such securities may be sold pursuant to Rule 144 without time restrictions, volume or manner of sale limitations under Rule 144.

“Registration Expenses” means: (a) all registration, qualification and filing fees and expenses (including fees and expenses (i) of the Commission or FINRA, (ii) incurred in connection with the listing of the Registrable Securities on the Trading Market and (iii) incurred to comply with applicable state securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities)); (b) printing expenses (including expenses of printing certificates for the Corporation’s shares and of printing prospectuses); (c) analyst or investor presentation or road show expenses of the Corporation and the underwriters, if any; (d) messenger, telephone and delivery expenses; (e) reasonable fees and disbursements of counsel (including any local counsel), auditors and accountants for the Corporation (including the expenses incurred in connection with “comfort letters” required by or incident to such performance and compliance); (f) the reasonable fees and disbursements of underwriters to the extent customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel) that are required to be retained in accordance with the rules and regulations of FINRA and the other reasonable fees and disbursements of underwriters (including reasonable fees and disbursements of counsel for the underwriters) in connection with any FINRA qualification, but excluding, for the avoidance of doubt, underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities; (g) fees and expenses of any special experts retained by the Corporation; (h) Securities Act liability insurance, if the Corporation so desires such insurance; (i) reasonable fees and disbursements of one counsel (along with any reasonably necessary local counsel) representing all Holders participating in such registration mutually agreed by Holders of a Majority of Included Registrable Securities participating in such registration; and (j) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies. For the avoidance of doubt, and notwithstanding anything herein to the contrary, “Registration Expenses” shall not include any Selling Expenses, which shall be the sole responsibility of the Holder of the related Registrable Securities.

“Registration Statement” means a registration statement of the Corporation filed with or to be filed with the Commission under the Securities Act and other applicable law, including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Party” means (a) any director or officer of the Corporation or any of its Subsidiaries, (b) any Person that, together with its Affiliates, owns, directly or indirectly, five percent (5%) or more of the outstanding equity securities of the Corporation, (c) any Person in which one or more directors or officers of the Corporation or any of its Subsidiaries owns, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding equity securities of such entity, or (d) any “affiliate”, “associate” or member of the “immediate family” (as such terms are respectively defined in rules and regulations under the Exchange Act) of any Person described in the foregoing clauses (a), (b) or (c); provided, however, that no Subsidiary of the Corporation will be deemed a Related Party of the Corporation or any other Subsidiary solely as a result of any such Subsidiary relationship.

“Reorganization Date” has the meaning set forth in the preamble.

“Representative Director” has the meaning set forth in the Certificate of Incorporation.

“Representatives” of a Person means, as applicable, such Person’s partners, shareholders, members, directors, officers, employees, agents, counsel, accountants, consultants, investment advisers or other professionals or representatives, or its Affiliates or wholly owned Subsidiaries.

“Repurchase Equity” has the meaning set forth in Section 5(c)(i).

“Repurchase Notice” has the meaning set forth in Section 5(c)(i).

“Repurchase Price” has the meaning set forth in Section 5(c)(ii).

“Repurchaser” has the meaning set forth in Section 5(c)(i).

“Requisite Majority” means the affirmative vote of Holders holding not less than a majority of the Designated Shares.

“Requisite Supermajority” means the affirmative vote of Holders holding not less than seventy-five percent (75%) of the Designated Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 145” means Rule 145 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 430B” means Rule 430B promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sale of the Corporation” means (a) the sale, lease, transfer, issuance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries (including by or through the issuance, sale, contribution, transfer or other disposition of a majority of the equity interests of any direct and/or indirect Subsidiary or Subsidiaries of the Corporation (if substantially all of the consolidated assets of the Corporation are held by such Subsidiary or Subsidiaries)), (b) the issuance, sale, contribution, transfer or other disposition, in one transaction or a series of related transactions, of greater than fifty percent (50%) by voting power of the shares of capital stock of the Corporation to any person or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), or (c) a single transaction or series of related transactions, whether by merger, consolidation, tender or exchange offer, reorganization, recapitalization, or other business combination, pursuant to which, immediately following such transaction or transactions (as the case may be), (i) the shares of capital stock of the Corporation outstanding immediately prior to such transaction represent, or are converted into or exchanged for shares which represent, less than fifty percent (50%) by voting power of the shares of capital stock of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned Subsidiary of another entity immediately following such transaction or transactions (as the case may be), the parent entity of such surviving or resulting entity; or (ii) the stockholders of the Corporation immediately prior to such transaction or transactions (as the case may be) cease to have the right or ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board, or the board of directors (or equivalent body) of any direct or indirect parent thereof.

“Seasoned Issuer” means an issuer eligible to use Form S-3 under the Securities Act and who is not an “ineligible issuer” as defined in Rule 405.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and related legal and other fees of a Holder not included within the definition of Registration Expenses.

“Selling Holders” has the meaning set forth in Section 5(a)(i).

“Service” shall have the meaning set forth in the Management Incentive Plan (provided, that if “Service” is not specifically defined therein, any use of “Service” in this Agreement shall refer to the applicable definition in the Management Incentive Plan relating to a Participant’s continued service to, or employment with, the Corporation in accordance with the terms and conditions of the Management Incentive Plan).

“Specified Issuance” has the meaning set forth in Section 7(c).

“Specified Issuance Offer” has the meaning set forth in Section 7(c)(ii).

“Subject Purchaser” has the meaning set forth in Section 7(c)(ii).

“Subsidiary” means, with respect to any Person, (a) a corporation a majority of whose outstanding shares of capital stock or other equity securities with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, and (b) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

“Suspension Period” has the meaning set forth in Section 6(d).

“Tag-Along Holder” has the meaning set forth in Section 5(b)(i).

“Tag-Along Notice” has the meaning set forth in Section 5(b)(iii).

“Tag-Along Period” has the meaning set forth in Section 5(b)(iii).

“Tag-Along Sale” has the meaning set forth in Section 5(b)(i).

“Tag-Along Seller” has the meaning set forth in Section 5(b)(iii).

“Trading Market” means the principal national securities exchange in the United States on which Registrable Securities are (or are to be) listed.

“Transfer” has the meaning set forth in Section 4(a).

“Transfer Notice” has the meaning set forth in Section 5(b)(ii).

“Transferring Holder” has the meaning set forth in Section 5(b)(i).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also a Seasoned Issuer.

Unless otherwise set forth herein: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neutral forms; (b) references to Sections, Schedules, Exhibits, paragraphs and clauses refer to Sections, Schedules, Exhibits paragraphs and clauses of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein); (h) references to any law or statute shall be deemed to refer to such law or statute as amended, supplemented or otherwise modified from time to time and shall include all rules and regulations and forms promulgated thereunder, and references to any law, rule, form or statute shall be construed as including any legal and statutory provisions, rules or forms consolidating, amending, succeeding or replacing the applicable law, rule, form or statute; (i) references to any Person include such Person and his, her or its respective heirs, executors, administrators, successors, legal representatives and permitted assigns; (j) references to “days” are to calendar days unless otherwise indicated; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (l) references to “writing” or “written” shall include electronic mail; (m) all references to $, currency, monetary values and dollars set forth herein shall mean United States dollars; (n) all references to “outstanding shares” shall include only those shares issued and outstanding as of the particular date of reference and, for the avoidance of doubt, shall not be calculated on a fully-diluted basis unless expressly required to be so calculated; and (o) all references to “capital stock” of the Corporation shall be deemed to include shares of Common Stock. Each Party acknowledges that it was actively involved in the negotiation and drafting of this Agreement and waives the application of any law, holding or rule of construction according to which the provisions of this Agreement shall be construed in favor or against any Party because one is deemed to be the author thereof.

2. Board of Directors.

(a) Agreement to Vote. On and after the Reorganization Date, each Holder covenants and agrees, from time to time and at all times, to vote (or cause to be voted or provide consent with respect to) all Designated Shares owned by such Holder, or over which such Holder has voting control, and to take all such other actions within such Holder’s control as shall be necessary or desirable (including attendance in person or by proxy at any annual or special meeting of Holders at which an election of Directors is held or execution of any written consent in lieu of a meeting of Holders) to cause the individuals specified in the Certificate of Incorporation be elected as a Director and to otherwise ensure the composition of the Board, and any removal of a Director or the filling of any vacancy on the Board, is effectuated in compliance with the Certificate of Incorporation.

(b) Reimbursement. Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable and documented out-of-pocket expenses (including travel) incurred in attending any meeting of the Board (or any committee thereof) or any meeting of any board of directors (or similar governing body) of any Subsidiary of the Corporation (or any committee thereof), in each case pursuant to the Corporation’s applicable policies.

(c) Compensation. The compensation of Directors who are not full-time employees of any Holder may be composed of equity-based grants under the Management Incentive Plan and reasonable annual cash payments.

(d) Committees. If any committee of the Board is established that includes any Representative Director, each other Representative Director shall have the right to serve as a member of such committee.

(e) Affiliate Transactions. Other than (a) commercial transactions in the ordinary course of business consistent with past practice on arms’-length terms and (b) the issuance of New Securities pursuant to Section 7, the Corporation shall not, and shall not cause or permit any of its Subsidiaries to, enter into any agreement or transaction (or amendment or modification thereto) with any Related Party without, in each case, the affirmative vote of a majority of the Directors (excluding any Director who has an interest in such transaction or is a Related Party of the Person with whom the Corporation or any of its Subsidiaries is proposing to enter into the relevant agreement or transaction (or amendment or modification thereto)).

(f) Management Incentive Plan; Discounted Share Purchase Program. The Board shall have the authority to (i) in consultation with the Chief Executive Officer of the Corporation, establish the terms of, and cause the Corporation to adopt and implement, the Management Incentive Plan and the Discounted Share Purchase Program, (ii) in consultation with the Chief Executive Officer of the Corporation, select the officers, employees and Directors to whom awards will be granted under the Management Incentive Plan, (iii) amend the Management Incentive Plan or the Discounted Share Purchase Program from time to time in accordance with their respective terms, and (iv) amend this Agreement to specify the rights of (A) the Management Holders and the MIP Equity or (B) the purchasers under the Discounted Share Purchase Program and otherwise to reflect the terms of the Management Incentive Plan and the Discounted Share Purchase Program, in each case without the consent of any Holder (except, with respect to the matters described in the preceding clause (iii), to the extent expressly provided in Section 8(c)). The Board, in the exercise of such authority, shall cause the Corporation to adopt and implement both the Management Incentive Plan and the Discounted Share Purchase Program on or before the ninetieth (90th) day following the Reorganization Date. No less than seventy percent (70%) of the aggregate number of shares of Common Stock reserved for issuance under the Management Incentive Plan will be allocated no later than the ninetieth (90th) day following the Reorganization Date to the Emergence Award Recipients in the form of restricted stock units and/or options, as determined by the Board in consultation with the Chief Executive Officer of the Corporation (the “Emergence Awards”), which allocations to the Emergence Award Recipients (other than Mark Kent, whose Emergence Award shall equal five percent (5%) of the outstanding equity of the Corporation on a fully-diluted basis as of the Reorganization Date) shall be determined by the Board in consultation with the Chief Executive Officer of the Corporation.

(g) Matters Requiring Board Approval. The Corporation hereby covenants and agrees with each of the Holders that it shall not, and shall cause its Subsidiaries not to, without approval of the Board:

(i) change the principal business of the Corporation or its Subsidiaries, enter into a new line of business or exit from the current line of business of the Corporation and its Subsidiaries;

(ii) purchase or redeem or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation or its Subsidiaries other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any Subsidiary in connection with the cessation of such employment or service (in each case in accordance with an Equity Incentive Plan);

(iii) incur indebtedness for borrowed money (i.e., bank debt, bonds or similar indebtedness, and excluding, for the avoidance of doubt, non-financial institutional debt, such as indebtedness under health plan arrangements), other than (A) indebtedness incurred under the Exit Facility Credit Agreement and (B) other indebtedness for borrowed money with a principal amount that does not exceed $1,000,000;

(iv) other than (A) acquisitions, investments, transfers or dispositions of assets having a purchase price of less than $10,000,000 individually or $20,000,000 in the aggregate (together with all other transactions within a single fiscal year) or (B) in connection with a Drag-Along Sale, in one transaction or a series of related transactions, the entering into of any agreement with respect to or the consummation of (i) any reorganization, merger, share or unit exchange, consolidation, other business combination or joint venture between the Corporation and its Subsidiaries, on the one hand, and a third party, on the other hand, or (ii) any acquisition, investment, transfer, disposition of assets (including the equity securities of another Person) or material recapitalization or restructuring;

(v) effect an Initial Public Offering or list any securities of the Corporation or its Subsidiaries on any stock exchange;

(vi) issue any equity securities, other than in connection with an Equity Incentive Plan;

(vii) liquidate, dissolve or wind-up the business and affairs of the Corporation and its Subsidiaries, or consent to any of the foregoing;

(viii) hire or terminate any member of the senior executive management of the Corporation and its Subsidiaries, such as any C-Suite leader (i.e., “Chief”);

(ix) enter into any compensation agreement with any officer or member of the senior management of the Corporation and its Subsidiaries;

(x) adopt any Equity Incentive Plan, or approve any material amendment thereto;

(xi) commence any material litigation, or compromise, settle or agree to settle any material litigation;

(xii) change the auditors of the Corporation and its Subsidiaries; or

(xiii) approve the annual operating plan and budget for the Corporation and its Subsidiaries.

3. Information Rights.

(a) Financial Statements. The Corporation will furnish, via a secure electronic data room, to each Holder of Designated Shares copies of all financial reports provided by the Corporation to the lenders as may be required pursuant to the Exit Facility Credit Agreement at such times as the Corporation is required to provide such reports in accordance with the Exit Facility Credit Agreement. Within fifteen (15) days after the time period specified in the Commission’s rules and regulations for filing current reports on Form 8-K, the Corporation will provide, via a secure electronic data room, current reports of the Corporation containing substantially all of the information that would be required to be filed in a current report on Form 8-K under the Exchange Act pursuant to Items 1.01, 1.02, 1.03, 1.05, 2.01, 2.03, 2.04, 4.01, 4.02, 5.01, 5.02(b), 5.02(c)(1) and 8.01 (in each case, excluding the financial statements, pro forma financial information and exhibits, if any, that would be required by Item 9.01) of Form 8-K if the Corporation had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Corporation determines in its good faith judgment that such event is not material to holders or the business, assets, operations, financial position or prospects of the Corporation and its Subsidiaries, and the Corporation may omit from such disclosure any terms of such event if it determines in its good faith judgement that disclosure of such terms would otherwise cause material competitive harm; provided, further, that no such current report will be required to include a summary of the terms of any employment or compensatory arrangement agreement between the Corporation and any director, manager or executive officer of the Corporation or any of its Subsidiaries. Any Holder entitled to receive any of the foregoing financial information may elect to not receive such information, for any reason or no reason, by notifying the Corporation in writing. Notwithstanding anything to the contrary herein, no Holder will be furnished with or otherwise be entitled to receive any of the foregoing financial or other information and shall not be permitted to share such financial or other information with any bona fide potential transferees described in Section 3(b)(i)(C) if such Holder or potential transferee, at the time such information is to be distributed, is a Competitor, and each Holder and potential transferee, upon request, must certify to the Corporation (including, for materials provided through a secure electronic data room, through the use of click-through confidentiality prompts) that it is in compliance with this Section 3(a); provided, that, for purposes of this Section 3(a), solely as of the Reorganization Date and without in any way limiting the applicability of the foregoing to any Holder following the Reorganization Date, each Holder as of the Reorganization Date shall be deemed not to be a Competitor. Each Holder shall be liable for any action of its Representatives or recipients that would constitute a violation of Section 3(b) if such Representative or recipient were party to this Agreement.

(b) Confidentiality.

(i) Each Holder acknowledges that any notices or information furnished, including verbally, pursuant to this Agreement (the “Confidential Information”) is confidential and competitively sensitive. Each Holder shall use, and shall cause any Person to whom it discloses Confidential Information pursuant to clause (A) or (C) below to use, the Confidential Information only in connection with its investment in the shares of Common Stock or other securities of the Corporation and not for any other purpose (including to competitively disadvantage the Corporation or any other Holder). Each Holder shall not disclose any Confidential Information to any Person; provided that Confidential Information may be disclosed:

(A) to such Holder’s Representatives in the normal course of the performance of their duties for such Holder (it being understood that such Representatives shall be informed by such Holder of the confidential nature of such information and shall be directed to treat such information in accordance with this Section 3(b));

(B) to the extent requested or required by applicable law, rule or regulation; provided, that such Holder shall give the Corporation prompt written notice of such request(s) (including if received by a Representative), to the extent practicable, and to the extent permitted by law so that the Corporation may, at its sole expense, seek an appropriate protective order or similar relief (and such Holder shall, and shall use commercially reasonable efforts to cause such Representative (if applicable) to, cooperate with such efforts by the Corporation, and shall in any event make only the minimum disclosure required by such law, rule or regulation and shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information);

(C) to any Person to whom such Holder is contemplating a bona fide Transfer of its shares of Common Stock or other shares of capital stock of the Corporation permitted in accordance with the terms hereof; provided that such Person is not prohibited from receiving such information pursuant to this Section 3(b)(i)(C) and such potential transferee (i) accesses such information through a secure electronic data room administered by the Corporation and (ii) executes a non-disclosure agreement in customary form, subject to customary exceptions and reasonably acceptable to the Corporation (which non-disclosure agreement may, in the discretion of the Corporation, consist of customary click-through confidentiality prompts on the electronic data room platform hosting such Confidential Information) prior to such disclosure, pursuant to which such Person is subject to confidentiality obligations substantially similar to the confidentiality obligations of such Holders contained in this Section 3(b)(i)(C);

(D) to any governmental, regulatory or self-regulatory authority or rating agency to which such Holder or any of its Affiliates is subject or with which it has regular dealings in connection with any routine request of or any routine examination by such authority or agency not specifically directed at the Corporation or the Confidential Information, as long as such authority or agency is advised of the confidential nature of such information;

(E) in connection with such Holder’s or such Holder’s Affiliates’ normal fundraising, marketing, informational or reporting activities; provided, that prior to such disclosure the Persons to whom such information is disclosed are advised of the confidential nature of such information and execute a non-disclosure agreement in a form approved by the Board and which agreement is independently enforceable by the Corporation; or

(F) if the prior written consent of the Board shall have been obtained.

(ii) Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Corporation or any Holder. The restrictions contained in this Section 3(b) shall terminate, with respect to any Holder, twenty-four (24) months following the date on which such Holder ceases to own any shares of Common Stock or any other shares of capital stock of the Corporation.

(iii) Confidential Information, with respect to any Holder, does not include information that: (A) is or becomes generally available to the public (including as a result of any information filed or submitted by the Corporation with the Commission) other than as a result of a disclosure by such Holder or its Representatives in violation of any confidentiality provision of this Agreement or any other applicable agreement; (B) is or was available to such Holder or its Representatives on a non-confidential basis prior to its disclosure to such Holder or its Representatives by the Corporation; or (C) was or becomes available to such Holder or its Representatives on a non-confidential basis, in each case of the foregoing clauses (B) and (C), from a source other than the Corporation, which source is or was (at the time of receipt of the relevant information) not, to the best of such Holder’s or its Representatives’ knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Corporation or another Person.

(iv) The Holders acknowledge and agree that certain Confidential Information may include material non-public information under the Exchange Act and other applicable securities laws. Each Holder accordingly agrees and acknowledges that it is familiar, and shall comply, with the restrictions that may be imposed on it under the Exchange Act and such other applicable securities laws as a result of its receipt of Confidential Information. For the avoidance of doubt, the Corporation shall have no obligation to publicly disseminate any Confidential Information provided to a Holder pursuant to this Agreement or, if applicable, to such Holder’s Representative Director so as to enable the Holder or its Affiliates to trade freely in the securities or debt instruments of the Corporation or its Subsidiaries.

4. Transfer Restrictions.

(a) Requirements for Transfer.

(i) Each Holder agrees that it shall not, directly or indirectly, whether by merger, consolidation, division or otherwise, and whether by or through one or more Affiliates, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any such transaction, a “Transfer”), any of its shares of capital stock of the Corporation except (A) in compliance with the Securities Act, (B) in compliance with any other applicable securities or “blue sky” laws, (C) in accordance with the terms and conditions of the By-laws, the Certificate of Incorporation and this Agreement and (D) to a Permitted Transferee of such Holder or to an unaffiliated, third-party transferee which, unless otherwise approved in writing by the Board, as of the expected date of such Transfer, is not a Competitor (the transferee of any such Transfer being an “Approved Transferee”); provided, however, that Transfers pursuant to a Drag-Along Sale in accordance with Section 5(a) hereof shall not be subject to the restrictions in the foregoing clause (D); provided, further, that with respect to a Transfer to an unaffiliated, third-party transferee, the transferring Holder shall have complied with Section 5(b), if applicable. The transfer agent of the Corporation shall update the books and records of the Corporation from time to time to reflect (x) any additional Holders that are Approved Transferees or new Holders that become party hereto in accordance with this Agreement’s terms, (y) the removal of any Persons who are no longer Holders and (z) any changes in any Holder’s address. In addition, the Corporation (I) may update Schedule 1 attached hereto from time to time to reflect the addition or removal of any Competitor and (II) shall, upon the written request of a Holder, make available through an electronic data room or otherwise provide a copy of Schedule 1 to such requesting Holder.

(ii) No shares of capital stock of the Corporation shall be Transferred to any Person who is not a party to this Agreement unless and until such Person shall have executed and delivered to the Corporation a Joinder Agreement in substantially the form attached hereto as Exhibit A (a “Joinder”).

(iii) In no event prior to an Initial Public Offering may any Transfer of shares of Common Stock by any Holder be made if, in the Corporation’s reasonable, good-faith judgment, such Transfer could, or could reasonably be expected to, cause the Corporation to, after giving effect to the exercise, conversion or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock, register the Common Stock under Section 12(g) of the Exchange Act, or otherwise be subject to the reporting obligations under Section 15(d) of the Exchange Act.

(iv) Any attempt to Transfer any shares of capital stock of the Corporation not in compliance with this Agreement, the By-laws and the Certificate of Incorporation shall be null and void ab initio, and the Corporation shall not give any effect in the Corporation’s stock records to such attempted Transfer. Nothing in this Section 4 shall limit any restrictions on Transfer contained in any other contract by and among the Corporation and any of the Holders, or by and among any of the Holders.

(b) New Issuances. No shares of capital stock of the Corporation shall be issued to any Person who is not a party to this Agreement (including upon the exercise, conversion or exchange of any restricted stock units, options or other equity-based awards issued or granted pursuant to an Equity Incentive Plan) unless and until such Person shall have executed and delivered to the Corporation a Joinder.

(c) Restrictive Legend. Any certificates representing the Common Stock (if any) will bear a legend in substantially the following form:

THE SHARES OF COMMON STOCK OF CANO HEALTH, INC. (THE “CORPORATION”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, DATED AS OF JUNE 28, 2024 (THE “SHAREHOLDERS’ AGREEMENT”), AMONG THE CORPORATION AND THE HOLDERS PARTY THERETO FROM TIME TO TIME. NEITHER SUCH SHARES OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSACTION IS MADE IN ACCORDANCE WITH THE REQUIREMENTS OF THE SHAREHOLDERS’ AGREEMENT. .

5. Drag-Along Rights; Tag-Along Rights; Repurchase of MIP Equity.

(a) Drag-Along Rights.

(i) If, at any time prior to an Initial Public Offering, (A) one or more Holders who together own more than fifty percent (50%) of the Designated Shares (collectively, the “Selling Holders”), receive a bona fide offer from a third-party purchaser unaffiliated with any Selling Holder to consummate a Sale of the Corporation, and (B) such Sale of the Corporation has been approved by the Board (such Sale of the Corporation, a “Drag-Along Sale”), the Selling Holders shall have the right to require that each other Holder (each, a “Drag-Along Holder”) participate in such transfer in the manner set forth in this Section 5(a). Subject to the terms and conditions of this Section 5(a), each Drag-Along Holder shall vote (or cause to be voted or provide consent with respect to) in favor of the transaction and take all actions to waive any dissenters, appraisal or other similar rights.

(ii) The Selling Holders shall exercise its rights pursuant to this Section 5(a) by delivering a written notice (the “Drag-Along Notice”) to the Corporation no later than twenty (20) days prior to the closing date of such Drag-Along Sale. The Corporation will promptly deliver a copy of the Drag-Along Notice to each Drag-Along Holder. The Drag-Along Notice shall make reference to the Selling Holders’ rights and obligations hereunder and shall describe in reasonable detail: (A) the number of outstanding shares of capital stock of the Corporation to be sold by the Selling Holders, if the Drag-Along Sale is structured as a Transfer of capital stock of the Corporation; (B) the identity of the third-party purchaser; (C) the proposed date, time and location of the closing of the Drag-Along Sale; (D) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed in connection therewith to the extent available.

(iii) All Holders shall receive the same form and amount of consideration per share, which shall be in the form of cash, securities or otherwise (or any combination thereof), in connection with a Drag-Along Sale (or, if any Holder is given an option as to the form and amount of consideration to be received, the same option shall be given to all other Holders), and the other terms and conditions of the Drag-Along Sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Selling Holders participate in the Drag-Along Sale. Any representations and warranties to be made or provided by a Drag-Along Holder in connection with such Drag-Along Sale shall be limited to customary representations and warranties related to such Drag-Along Holder’s authority, ownership and the ability to convey title to its shares and, with respect thereto, shall be the same representations and warranties that the Selling Holders makes or provides with respect to its shares. A Drag-Along Holder will not be required to agree to any non-competition, non-solicitation or similar restrictions in connection with such Drag-Along Sale, and any other customary covenants, indemnities and agreements made by the Drag-Along Holders shall be the same covenants, indemnities and agreements as the Selling Holders make or provide in connection with the Drag-Along Sale, except that with respect to covenants, indemnities and agreements pertaining specifically to any Selling Holder, the Drag-Along Holder shall make the comparable covenants, indemnities and agreements pertaining specifically to itself; provided, that any indemnification obligation relating to the Corporation shall be (A) on a several, but not joint, basis, pro rata based on the consideration received by each Selling Holder and Drag-Along Holder, in each case in an amount not to exceed the aggregate proceeds actually received by each Selling Holder and each such Drag-Along Holder in connection with the Drag-Along Sale and (B) paid out of an escrow, expense or similar fund established for the purpose of covering such obligations.

(iv) Each Holder shall take all customary actions, and shall execute and deliver all related documentation and take such other action in support of the Sale of the Corporation, as may be reasonably necessary as determined by the Board and the Selling Holders to consummate the Drag-Along Sale, including entering into customary agreements related to the Sale of the Corporation (such as any purchase agreement or merger agreement and any associated indemnity agreement, escrow agreement, voting agreement, support agreement or joinder agreement and any consents, waivers or governmental filings) and delivering certificates and instruments of conveyance, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Holders and subject to the terms of this Section 5(a).

(v) The reasonable and documented fees and expenses of the Selling Holders incurred in connection with a Drag-Along Sale and for the benefit of all Holders as determined in good faith by the Board (it being understood that costs incurred by or on behalf of a Selling Holder for its sole benefit will not be considered to be for the benefit of all Holders), to the extent not paid or reimbursed by the Corporation or the third-party purchaser, shall be shared by all the Holders on a pro rata basis, based on the aggregate consideration received by each Holder in such Drag-Along Sale; provided, that no Holder shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale.

(vi) The Selling Holder shall have one hundred and twenty (120) days following the date of the Drag-Along Notice in which to consummate the Drag-Along Sale, on the terms set forth in the Drag-Along Notice (which such period may be extended for a reasonable time not to exceed one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Selling Holder has not completed the Drag-Along Sale, the Selling Holder may not then effect a transaction subject to this Section 5(a) without again fully complying with the provisions of this Section 5(a).

(b) Tag-Along Rights.

(i) If at any time a Holder or group of Holders (the “Transferring Holder(s)”), in a single transaction or a series of related transactions (including as part of any disposition plan involving Holders acting in concert), proposes to Transfer more than forty percent (40%) of the Designated Shares to any Person or group of Persons (other than a Transfer by an individual Holder to a Permitted Transferee of such Holder) (the “Proposed Transferee”) in a bona fide transaction or a series of related transactions and the Transferring Holder(s) cannot or has not elected to exercise its drag-along rights set forth in Section 5(a), each other Holder of Common Stock (each, a “Tag-Along Holder”) shall be permitted to participate in such Transfer (a “Tag-Along Sale”) on the terms and conditions set forth in this Section 5(b).

(ii) Prior to the consummation of any Tag-Along Sale, the Transferring Holder(s) shall deliver to the Corporation and each other Holder a written notice (a “Transfer Notice”) of the proposed Tag-Along Sale subject to this Section 5(b) no later than ten (10) Business Days prior to the closing date of the Tag-Along Sale. The Transfer Notice shall make reference to the Tag-Along Holders’ rights hereunder and shall describe in reasonable detail: (A) the aggregate number of shares of capital stock of the Corporation the Proposed Transferee has offered to purchase; (B) the identity of the Proposed Transferee; (C) the proposed date, time and location of the closing of the Tag-Along Sale; (D) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and (E) a copy of any form of agreement proposed to be executed in connection therewith.

(iii) Each Tag-Along Holder may exercise its right to participate in a Transfer of outstanding shares of capital stock of the Corporation by the Transferring Holder(s) subject to this Section 5(b) by delivering to the Transferring Holder(s) and the Corporation a written notice (a “Tag-Along Notice”) stating its election to do so and specifying the number of shares of capital stock of the Corporation to be Transferred by it no later than five (5) Business Days after receipt of the Transfer Notice (the “Tag-Along Period”). The offer of each Tag-Along Holder set forth in a Tag-Along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-Along Holder shall be bound and obligated to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 5(b). Each Tag-Along Holder that timely delivers a Tag-Along Notice (a “Tag-Along Seller”) shall have the right to Transfer in a Transfer subject to this Section 5(b) up to the number of outstanding shares of capital stock of the Corporation equal to the product of (A) the aggregate number of outstanding shares of capital stock of the Corporation owned by the Tag-Along Seller and (B) a fraction (x) the numerator of which is equal to the number of outstanding shares of capital stock of the Corporation proposed to be sold by the Transferring Holder(s) in the Tag-Along Sale, and (y) the denominator of which is equal to the number of outstanding shares of capital stock of the Corporation owned by the Transferring Holder(s).

(iv) Each Tag-Along Holder who does not deliver a Tag-Along Notice in compliance with Section 5(b)(iii) above shall be deemed to have waived all of such Tag-Along Holder’s rights to participate in such Transfer, and the Transferring Holder(s) shall (subject to the rights of any other Tag-Along Seller) thereafter be free to Transfer to the Proposed Transferee its shares at a per share price that is no greater than the per share price set forth in the Transfer Notice and on other terms and conditions which are not materially more favorable to the Transferring Holder(s) than those set forth in the Transfer Notice without any further obligation to the Tag-Along Holders who did not deliver a Tag-Along Notice in compliance with Section 5(b)(iii). The Proposed Transferee shall not be obligated to purchase a number of shares of capital stock of the Corporation exceeding that set forth in the Transfer Notice and, in the event such Proposed Transferee elects to purchase less than all of the additional shares of capital stock of the Corporation sought to be Transferred by all Tag-Along Sellers, the aggregate number of shares of capital stock to be Transferred by the Transferring Holder(s) and the Tag-Along Sellers shall be reduced on a pro rata basis (based on the number of shares of capital stock of the Corporation sought to be Transferred by each such Transferring Holder and Tag-Along Seller).

(v) Each Tag-Along Seller shall receive the same consideration per share as the Transferring Holder(s) after deduction of such Tag-Along Seller’s proportionate share of the related expenses in accordance with Section 5(b)(vii).

(vi) Each Tag-Along Seller shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Transferring Holder(s) makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Transferring Holder(s), the Tag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that no Tag-Along Seller will be required to agree to any non-competition, non-solicitation or similar restrictions in connection with such Tag-Along Sale; provided, further, that all representations, warranties, covenants and indemnities shall be made by each Transferring Holder and each Tag-Along Seller severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties shall be borne (A) in the case of representations and warranties made with respect to the Transferring Holders and the Tag-Along Sellers, exclusively by the Transferring Holder(s) and the Tag-Along Seller(s) responsible for such breach(es), and (B) in the case of representations and warranties relating to the Corporation, by all of the Transferring Holders and the Tag-Along Sellers on a several, but not joint, basis, pro rata based on the consideration received by each Transferring Holder and each Tag-Along Seller, in each case, in an amount not to exceed the aggregate proceeds actually received by each such Transferring Holder and Tag-Along Seller in connection with the Tag-Along Sale.

(vii) The fees and expenses of the Transferring Holder(s) incurred in connection with a Tag-Along Sale and for the benefit of all Tag-Along Sellers as determined in good faith by the Board (it being understood that costs incurred by or on behalf of the Transferring Holder(s) for its sole benefit will not be considered to be for the benefit of all Tag-Along Sellers), to the extent not paid or reimbursed by the Corporation or the Proposed Transferee, shall be shared by all Transferring Holder(s) and Tag-Along Sellers on a pro rata basis, based on the aggregate consideration received by each such Transferring Holder and Tag-Along Seller in such Tag-Along Sale; provided, that no Tag-Along Seller shall be obligated to make or reimburse any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.

(viii) Each Tag-Along Seller shall take all customary actions as may be reasonably necessary as determined by the Board to consummate the Tag-Along Sale, including entering into customary agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Transferring Holder(s).

(ix) The Transferring Holder(s) shall have one hundred and twenty (120) days following the expiration of the Tag-Along Period in which to Transfer the shares of capital stock of the Corporation described in the Transfer Notice and the shares to be sold by the Tag-Along Sellers, on the terms set forth in the Transfer Notice (which such one hundred and twenty (120) day period may be extended for a reasonable time not to exceed one hundred and eighty (180) days to the extent reasonably necessary to obtain any required government approvals). If, at the end of such period, the Transferring Holder(s) has not completed such Tag-Along Sale, the Transferring Holder(s) may not then effect a Transfer of the shares that were the subject of such proposed Tag-Along Sale without again fully complying with the provisions of this Section 5(b).

(x) If the Transferring Holder(s) Transfers to the Proposed Transferee any of its shares in breach of this Section 5(b), then each Tag-Along Holder shall have the right to Transfer to the Transferring Holder(s), and the Transferring Holder(s) undertakes to purchase from each Tag-Along Holder, the number of shares of capital stock of the Corporation that such Tag-Along Holder would have had the right to Transfer to the Proposed Transferee pursuant to this Section 5(b), for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such shares from the Transferring Holder(s), but without indemnity being granted by any Tag-Along Holder to the Transferring Holder(s); provided, that nothing contained in this Section 5(b)(x) shall preclude any Tag-Along Holder from seeking alternative remedies against such Transferring Holder(s) as a result of its breach of this Section 5(b). The Transferring Holder(s) shall also reimburse each Tag-Along Holder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-Along Holder’s rights hereunder.

(c) Repurchase of MIP Equity.

(i) Within 210 days following the termination of a Participant’s Service for any reason other than for Cause (or, if later, within 210 days following the settlement or exercise of the applicable award), the Corporation or its designee(s) (the “Repurchaser”) may elect to repurchase all or a portion of the vested MIP Equity (whether held by the Participant or one or more of the Participant’s permitted transferees, if any) (the “Repurchase Equity”) by delivering written notice (the “Repurchase Notice”) to the Participant and/or his or her permitted transferees. The Repurchase Notice shall set forth the aggregate consideration to be paid for such Repurchase Equity as determined in accordance with Section 5(c)(ii) and the time and place for the closing of such transaction. The closing of the repurchase of the Repurchase Equity shall take place on the date designated by the Repurchaser in the Repurchase Notice, which date shall not be more than thirty (30) days following the date the Repurchase Notice is given nor less than seven days after the delivery of the Repurchase Notice. As a condition to the payment of the consideration for the Repurchase Equity, the Corporation will be entitled to receive customary representations and warranties from the Participant regarding such sale, including, without limitation, with respect to title and freedom from encumbrances.

(ii) Repurchase Price. The aggregate consideration to be paid for such Repurchase Equity shall be the fair market value of such Repurchase Equity (as determined in good faith by the Board) of such Repurchase Equity as of the date the Repurchase Notice is sent (the “Repurchase Price”).

(iii) Repurchase Procedure. The Repurchase of Repurchase Equity pursuant to this Section 5(c) shall be closed at such location (including virtually) as may be designated by the Board. At the closing, the Corporation shall pay to the Participant (or any other holders of the Repurchase Equity) a cash lump sum equal to the Repurchase Price; provided, that if any restrictions under law, the Exit Facility Credit Agreement or any other material contracts entered into with third parties to which the Corporation or an Affiliate is a party prohibit such repurchase, the cash lump sum payment shall be deferred until such restrictions no longer apply.

6. Registration Rights.

(a) Demand Registration.

(i) At any time and from time to time commencing one hundred and eighty (180) days after the consummation of an Initial Public Offering upon written notice to the Corporation (a “Demand Notice”) delivered by a Qualified Holder or Qualified Holders requesting that the Corporation effect the registration (a “Demand Registration”) under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) of any or all of the Registrable Securities held by such Qualified Holder(s), the Corporation shall promptly (but in any event, not later than five (5) Business Days following the Corporation’s receipt of such Demand Notice) give written notice of the receipt of such Demand Notice to all other Holders that, to its knowledge, hold Registrable Securities (each, a “Demand Eligible Holder”). The Corporation shall use its commercially reasonable efforts to, within forty-five (45) days following the receipt of such Demand Notice (subject to compliance with any applicable covenants in any underwriting agreement for a previous registration effected under this Section 6(a) or under Section 6(b)), file the appropriate Registration Statement (the “Demand Registration Statement”) subject to Section 6(a)(ii) and use its commercially reasonable efforts to effect, at the earliest practicable date, the registration under the Securities Act and under the applicable state securities laws of (A) the Registrable Securities which the Corporation has been so requested to register by the Qualified Holder(s) in the Demand Notice, (B) all other Registrable Securities of the same class or series as those requested to be registered by the Qualified Holder(s) that the Corporation has been requested to register by the Demand Eligible Holders by written request (the “Demand Eligible Holder Request”) given to the Corporation within twenty (20) days following the receipt of the Corporation’s written notice of the receipt of the Demand Notice and (C) any Registrable Securities to be offered and sold by the Corporation, in each case subject to Section 6(a)(iv), all to the extent required to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities to be so registered. Notwithstanding anything in this Section 6 to the contrary, the Corporation shall not be obligated to (I) effect more than one (1) Demand Registrations in any six (6)-month period, (II) effect any Demand Registration within ninety (90) days from the date of effectiveness of a Demand Registration Statement or (III) comply with a Demand Notice to the extent the Corporation has already complied with five (5) Demand Notices pursuant to the terms hereof.

(ii) Demand Registration Using Form S-3. The Corporation shall effect any requested Demand Registration, pursuant to the terms and procedures set forth in Section 6(a)(i) above, using Form S-3 whenever the Corporation is a Seasoned Issuer or a WKSI and is eligible to use such form under applicable rules.

(iii) Effectiveness of Demand Registration Statement. The Corporation shall use its commercially reasonable efforts to have the Demand Registration Statement declared effective by the Commission and keep the Demand Registration Statement continuously effective under the Securities Act for the lesser of three years from the effective date of such Registration Statement and the period of time necessary for the underwriters to sell all of the Registrable Securities covered by such Demand Registration Statement (including by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, in each case, if required by the rules, regulations or instructions applicable to the registration form used by the Corporation for such Demand Registration Statement or by the Securities Act, any state securities or “blue sky” laws or any other rules and regulations thereunder or if otherwise necessary) (the “Effectiveness Period”). A Demand Registration requested pursuant to this Section 6(a) shall not be deemed to have been effected (A) if the Demand Registration Statement is withdrawn without becoming effective, (B) if the Demand Registration Statement has not been declared effective or does not remain effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the disposition of the Registrable Securities covered by such Registration Statement for the Effectiveness Period, (C) if, after it has become effective, such Registration Statement is subject to any stop order, injunction or other order or requirement of the Commission or other governmental or regulatory agency or court for any reason other than a violation of applicable law solely by any Participating Demand Holder and such Registration Statement has not thereafter again become effective, or (D) in the event of an underwritten offering, if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by a Participating Demand Holder.

(iv) Priority of Registration. Notwithstanding any other provision of this Section 6(a), if (A) the Qualified Holder(s) intend to distribute the Registrable Securities covered by a Demand Registration by means of an underwritten offering and (B) the managing underwriters advise the Corporation that, in their reasonable view, the number of Registrable Securities proposed to be included in such offering (including Registrable Securities requested by Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the number of such Registrable Securities that can be sold in such underwritten offering or the number of such Registrable Securities proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering (in either situation, the “Maximum Offering Size”), then the Corporation shall so advise the Qualified Holder(s) and the Participating Demand Holders, and shall include in such offering the number of Registrable Securities which can be so sold in the following order of priority, up to the Maximum Offering Size: (x) first, the Registrable Securities requested to be included in such underwritten offering by the Qualified Holders and the Participating Demand Holders, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Qualified Holders and Participating Demand Holders on the basis of the number of Registrable Securities owned by each such Holder, up to the Maximum Offering Size; (y) second, any securities proposed to be registered by the Corporation; and (z) third, Other Registrable Securities requested to be included in such underwritten offering to the extent permitted hereunder, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the respective holders of such Other Registrable Securities on the basis of the number of securities owned by each such holder or as otherwise agreed between the holders of such securities. For any holder of Registrable Securities that is a partnership, limited liability company, corporation or other entity, the partners, members, shareholders, Subsidiaries, parents and Affiliates of such holder, or the estates and Family Members of any such partners or members and retired partners or members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “holder,” and any pro rata reduction with respect to such Other Registrable Securities shall be based upon the aggregate amount of securities requested to be included in such registration by all entities and individuals included in such Other Registrable Securities.

(v) Underwritten Demand Registration. The determination of whether any offering of Registrable Securities pursuant to a Demand Registration will be an underwritten offering shall be made in the sole discretion of the Holders of a Majority of Included Registrable Securities included in such underwritten offering, and such Holders of a Majority of Included Registrable Securities shall have the right to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees, and (B) select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks reasonably satisfactory to the Corporation) and one firm of counsel to represent all of the Holders (along with any reasonably necessary local counsel), in connection with such Demand Registration; provided, (i) that the Corporation shall select such investment banker(s) and manager(s) if the such Holders of a Majority of Included Registrable Securities cannot so agree on the same within a reasonable time period and (ii) that the Corporation shall not be obligated to effect any such underwritten offering if the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be sold in such Demand Registration, in the good faith judgment of the managing underwriter(s) therefor, is less than $25 million.

(vi) Withdrawal of Registrable Securities. Any Holder whose Registrable Securities were to be included in any such registration pursuant to this Section 6(a) may elect to withdraw any or all of its Registrable Securities therefrom, without liability to any of the other Holders and without prejudice to the rights of any such Holder to include Registrable Securities in any future registration (or registrations), by written notice to the Corporation delivered prior to the effective date of the relevant Demand Registration Statement.

(b) Piggyback Registration.

(i) Registration Statement on behalf of the Corporation. If at any time following an Initial Public Offering the Corporation proposes to file a Registration Statement for an offering of Registrable Securities (for purposes of this Section 6(b)(i), irrespective of the Holders thereof) for cash (excluding an Initial Public Offering that does not register Registrable Securities or an offering relating to a transaction on Form S-4 or Form S-8 or any successor form) (a “Piggyback Registration Statement”), the Corporation shall give prompt written notice (the “Piggyback Notice”) to all Qualified Holders (collectively, the “Piggyback Eligible Holders”) of the Corporation’s intention to file a Piggyback Registration Statement reasonably in advance of (and in any event at least ten (10) Business Days before) the anticipated filing date of such Piggyback Registration Statement. The Piggyback Notice shall offer the Piggyback Eligible Holders the opportunity to include for registration in such Piggyback Registration Statement the number of Registrable Securities of the same class and series as those proposed to be registered as they may request, subject to Section 6(b)(ii) (a “Piggyback Registration”). Subject to Section 6(b)(ii), the Corporation shall use its commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Corporation has received written requests (each, a “Piggyback Request”) from Piggyback Eligible Holders within ten (10) Business Days after giving the Piggyback Notice. If a Piggyback Eligible Holder decides not to include all of its Registrable Securities in any Piggyback Registration Statement thereafter filed by the Corporation, such Piggyback Eligible Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration Statements or Demand Registration Statements, all upon the terms and conditions set forth herein. Subject to Section 6(b)(ii), the Corporation shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Corporation has been so requested to register pursuant to the Piggyback Requests, to the extent required to permit the disposition of the Registrable Securities so requested to be registered.

(ii) Priority of Registration. If the Piggyback Registration under which the Corporation gives notice pursuant to Section 6(b)(i) is an underwritten offering, and the managing underwriter or managing underwriters of such offering advise the Corporation and the Piggyback Eligible Holders that, in their reasonable view, the amount of securities requested to be included in such registration (including Registrable Securities requested by the Piggyback Eligible Holders to be included in such offering and any securities that the Corporation or any other Person proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size (which, for the purposes of a Piggyback Registration shall be within a price range acceptable to the Corporation), then the Corporation shall so advise all Piggyback Eligible Holders with Registrable Securities requested to be included in such Piggyback Registration, and shall include in such offering the number which can be so sold in the following order of priority, up to the Maximum Offering Size: (A) first, the securities that the Corporation proposes to sell up to the Maximum Offering Size; (B) second, the Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Piggyback Eligible Holders on the basis of the number of Registrable Securities owned by each such Piggyback Eligible Holder, up to the Maximum Offering Size; and (C) third, Other Registrable Securities requested to be included in such Piggyback Registration, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the holders thereof on the basis of the number of securities requested owned by each such holder or as otherwise agreed between the holders of such securities. All Piggyback Eligible Holders requesting to be included in the Piggyback Registration must sell their Registrable Securities to the underwriters selected as provided in Section 6(b)(iv) on the same terms and conditions as apply to the Corporation if such underwritten offering is consummated.

(iii) Withdrawal from Registration. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 6(b) prior to the effective date of such Registration Statement, whether or not any Piggyback Eligible Holder has elected to include Registrable Securities in such Registration Statement, without prejudice, however, to the right of the Holders immediately to request that such registration be effected as a registration under Section 6(a) to the extent permitted thereunder and subject to the terms set forth therein. The Corporation shall promptly give notice of the withdrawal or termination of any registration to each Piggyback Eligible Holder who has elected to participate in such registration. The Registration Expenses of such withdrawn or terminated registration shall be borne by the Corporation in accordance with Section 6(j) hereof.

(iv) Selection of Bankers and Counsel. If a Piggyback Registration pursuant to this Section 6(b) involves an underwritten offering, the Corporation shall have the right, in consultation with the Holders of a Majority of Included Registrable Securities included in such underwritten offering, to (A) determine the plan of distribution, including the price at which the Registrable Securities are to be sold and the underwriting commissions, discounts and fees and (B) select the investment banker or bankers and managers to administer the offering, including the lead managing underwriter or underwriters.

(v) Effect of Piggyback Registration. No registration effected under this Section 6(b) shall relieve the Corporation of its obligations to effect any registration of the offer and sale of Registrable Securities upon request under Section 6(a) (subject to compliance with any applicable covenants in the underwriting agreement for a registration effected under this Section 6(b)), and no registration effected pursuant to this Section 6(b) shall be deemed to have been effected pursuant to Section 6(a).

(c) Notice Requirements. Any Demand Notice, Demand Eligible Holder Request or Piggyback Request shall (i) specify the maximum number and class or series of Registrable Securities intended to be offered and sold by the Holder making the request, (ii) express such Holder’s bona fide intent to offer up to such maximum number of Registrable Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Registrable Securities (to the extent applicable) and (iv) contain the undertaking of such Holder to provide all such information and materials and take all action, in each case, as may reasonably be required in order to permit the Corporation to comply with all applicable requirements in connection with the registration of such Registrable Securities.

(d) Suspension Period. Notwithstanding any other provision of this Section 6, the Corporation shall have the right, but not the obligation, to defer the filing of (but not the preparation of), or suspend the use by the Holders of, any Registration Statement for a period of up to ninety (90) days (unless a longer period is consented to by Holders of a Majority of Included Registrable Securities) (i) upon issuance by the Commission of a stop order suspending the effectiveness of such Registration Statement with respect to Registrable Securities or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) (x) if the Board determines, in its good faith judgment, that any such registration or offering should not be undertaken because it would reasonably be expected to materially interfere with any material corporate development or plan of the Corporation or (y) if the Corporation believes in good faith that it would require the Corporation (after consultation with external legal counsel), under applicable securities laws and other laws, to make disclosure of material non-public information that would not otherwise be required to be disclosed at that time and the Corporation believes in good faith that such disclosures at that time would not be in the Corporation’s best interests; provided, that the exception set forth in the preceding clause (ii)(y) shall continue to apply only during the time that such material non-public information has not been disclosed and remains material or (iii) if the Corporation is pursuing a primary underwritten offering of Common Stock pursuant to a Registration Statement; provided, that the Holders shall have Piggyback Registration rights with respect to such primary underwritten offering in accordance with and subject to the restrictions set forth in Section 6(b) (any such period, a “Suspension Period”); provided, however, that in such event, the Qualified Holders will be entitled to withdraw any request for a Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a Demand Registration under Section 6(a) and the Corporation will pay all Registration Expenses in connection with such registration; provided, further, that in no event shall (A) the Corporation declare a Suspension Period more than two (2) times in any twelve (12)-month period or (B) the aggregate length of Suspension Periods declared in any twelve (12)-month period exceed ninety (90) days in total. The Corporation shall (i) give prompt written notice to the Holders of its declaration of a Suspension Period and of the expiration or termination of the relevant Suspension Period and (ii) promptly resume the process of filing or requesting for effectiveness, or update the suspended Registration Statement, as the case may be, as may be necessary to permit the Holders to offer and sell their respective Registrable Securities in accordance with applicable law. If the filing of any Demand Registration is suspended pursuant to this Section 6(d), once the Suspension Period ends, the Qualified Holders may request a new Demand Registration.

(e) Required Information. The Corporation may require each Holder of Registrable Securities as to which any Registration Statement is being filed or sale is being effected to furnish to the Corporation such information regarding the intended method of distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Corporation may from time to time reasonably request in writing (provided that such information shall be used only in connection with such registration) and the Corporation may exclude from such registration or sale the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder agrees to furnish such information to the Corporation and to cooperate with the Corporation as reasonably necessary to enable the Corporation to comply with the provisions of this Agreement.

(f) Other Registration Rights Agreements. The Corporation has not entered into and, unless agreed in writing by Holders of a majority of Registrable Securities on or after the date of this Agreement, will not enter into any agreement or arrangement that is inconsistent with the rights granted to the Holders with respect to Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof in any material respect or (ii) other than as set forth in this Agreement, would allow any holder of Common Stock or other securities of the Corporation convertible, exercisable or exchangeable into Common Stock to include such securities in any Registration Statement filed by the Corporation on a basis that is more favorable in any material respect to the rights granted to the Holders hereunder. For the avoidance of doubt, granting a Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration would constitute granting registration rights to such Person on a basis that is more favorable in a material respect with respect to the rights granted to the Holders of Registrable Securities and would require the prior written consent of Holders of a majority of Registrable Securities under this Agreement.

(g) Cessation of Registration Rights. All registration rights granted under this Section 6 shall continue to be applicable with respect to any Holder until such Holder no longer holds any Registrable Securities. In the event the Corporation engages in a merger or consolidation in which the Registrable Securities of the Corporation are converted into securities of another Person, the Corporation will use its commercially reasonable efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities. To the extent such new issuer, or any other Person acquired by the Corporation in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Corporation will use its commercially reasonable efforts to modify any such “inherited” registration rights so as not to interfere in any material respect with the rights provided under this Agreement.

(h) Lock-Up Agreement. Each Holder of Registrable Securities agrees that in connection with any Initial Public Offering or any underwritten registered offering of the Common Stock in connection with this Section 6, and solely upon the request of the managing underwriter in such offering, such Holder shall agree not to, without the prior written consent of such managing underwriter, during the period commencing on the effective date of such registration and ending on the date specified by such managing underwriter (such period not to exceed one hundred and eighty (180) days following the closing of the offering in the case of an Initial Public Offering or ninety (90) days following the closing of the offering in the case of any other underwritten registered offering), (i) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, that (A) the foregoing provisions shall only be applicable to Holders if all officers and directors of the Corporation are subject to the same restrictions, (B) no Holder shall be subject to any such restriction period of longer duration than that applicable to any other Person subject to such restrictions and (C) such restrictions shall be subject to customary exceptions typically included in underwriter lock-up agreements, to the extent acceptable to the managing underwriter or underwriters. The foregoing provisions of this Section 6(h) shall not apply, except in the case of an Initial Public Offering, to Holders of Registrable Securities that are not participating in the applicable registered offering. Each Holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Corporation or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto.

(i) Registration Procedures. The procedures to be followed by the Corporation and each participating Holder to register the sale of Registrable Securities pursuant to a Registration Statement in accordance with this Agreement, and the respective rights and obligations of the Corporation and such Holders with respect to the preparation, filing and effectiveness of such Registration Statement, are as follows:

(i) The Corporation will (A) prepare and file a Registration Statement or a Prospectus, as applicable, with the Commission (within the time period specified in Section 6(a)) which Registration Statement (x) shall be on a form required by this Agreement (or if not so required, selected by the Corporation) for which the Corporation qualifies, (y) shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith, (B) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the periods provided under Section 6(a), (C) use its commercially reasonable efforts to prevent the occurrence of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities registered pursuant thereto (during the period that such Registration Statement is required to be effective as provided under Section 6(a)) and (D) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement, (1) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the Commission and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Corporation will, (A) a reasonable time prior to the anticipated filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein) or before using any Issuer Free Writing Prospectus, furnish to such Holders, the Holders’ counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, copies of all such documents proposed to be filed, and make such of the representatives of the Corporation as shall be reasonably requested by the Holders available for discussion of such documents, (B) use its commercially reasonable efforts to address in each such document prior to being so filed with the Commission such comments as each such Holder, its counsel or underwriter reasonably shall propose and (C) not file any Registration Statement or any related Prospectus or any amendment or supplement thereto containing information regarding a participating Holder to which such participating Holder reasonably objects.

(ii) The Corporation will as promptly as reasonably practicable (A) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as (x) may be reasonably requested by any Holder of Registrable Securities covered by such Registration Statement necessary to permit such Holder to sell in accordance with its intended method of distribution or (y) may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for the periods provided under Section 6(a) in accordance with the intended method of distribution and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (B) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended, to be filed pursuant to Rule 424, (C) respond to any comments received from the Commission with respect to each Registration Statement or Prospectus or any amendment thereto and (D) as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement or Prospectus other than any comments that the Corporation determines in good faith would result in the disclosure to such Holders of material non-public information concerning the Corporation that is not already in the possession of such Holder.

(iii) The Corporation will comply in all material respects with the provisions of the Securities Act and the Exchange Act (including Regulation M under the Exchange Act) with respect to each Registration Statement and the disposition of all Registrable Securities covered by each Registration Statement.

(iv) The Corporation will notify such Holders that hold Registrable Securities and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, as promptly as reasonably practicable: (A)(x) when a Registration Statement, any pre-effective amendment, any Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement or any free writing prospectus is proposed to be filed, (y) when the Commission notifies the Corporation whether there will be a “review” of such Registration Statement and whenever the Commission comments on such Registration Statement (in which case the Corporation shall provide true and complete copies thereof and all written responses thereto to each Holder, its counsel and each underwriter, if applicable, other than information which the Corporation determines in good faith would constitute material non-public information that is not already in the possession of such Holder) and (z) with respect to each Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (B) of any request by the Commission or any other federal or state governmental or regulatory authority for amendments or supplements to a Registration Statement or Prospectus or for additional information (whether before or after the effective date of the Registration Statement) or any other correspondence with the Commission or any such authority relating to, or which may affect, the Registration Statement; (C) of the issuance by the Commission or any other governmental or regulatory authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for such purpose; (D) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (E) if, at any time, the representations and warranties of the Corporation in any applicable underwriting agreement or similar agreement cease to be true and correct in all material respects; or (F) of the occurrence of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or if, as a result of such event or the passage of time, such Registration Statement, Prospectus or other document requires revisions so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement or Prospectus, or if, for any other reason, it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act.

(v) The Corporation will use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (A) any stop order or other order suspending the effectiveness of a Registration Statement or preventing or suspending the use of any Prospectus, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment, or if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period is over.

(vi) During the Effectiveness Period, the Corporation will furnish to each Participating Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, upon their request, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Participating Holder, counsel or underwriter (including those incorporated by reference) promptly after the filing of such documents with the Commission.

(vii) The Corporation will promptly deliver to each Participating Holder, its counsel and the managing underwriter or underwriters of an underwritten offering of Registrable Securities, if applicable, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Participating Holder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter. The Corporation hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Participating Holders and any applicable underwriter in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(viii) The Corporation will use its commercially reasonable efforts to (A) register and qualify, or cooperate with the Participating Holders, their counsel, the underwriters, if any, and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of, the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the Commission, under all applicable securities laws (including the “blue sky” laws) of such jurisdictions each underwriter, if any, or any Participating Holder shall reasonably request, (B) keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective under the terms of this Agreement and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such underwriter, if any, and each Participating Holder to consummate the disposition of the Registrable Securities covered by such Registration Statement in each such jurisdiction; provided, however, that the Corporation will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction.

(ix) To the extent that the Corporation has certificated shares of Common Stock, the Corporation will cooperate with each Participating Holder and the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if applicable, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each Participating Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, may request in writing. In connection therewith, if required by the Corporation’s transfer agent, the Corporation will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities pursuant to the Registration Statement.

(x) Upon the occurrence of any event contemplated by Section 6(i)(iv)(F), as promptly as reasonably practicable, the Corporation will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or to the applicable Issuer Free Writing Prospectus, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading and no Issuer Free Writing Prospectus will include information that conflicts with information contained in the Registration Statement or Prospectus, such that each Participating Holder can resume disposition of such Registrable Securities covered by such Registration Statement or Prospectus.

(xi) Participating Holders may distribute the Registrable Securities by means of an underwritten offering; provided that (A) such Holders provide to the Corporation a Demand Notice of their intention to distribute Registrable Securities by means of an underwritten offering, (B) the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein, (C) each Holder participating in such underwritten offering agrees to enter into customary agreements, including an underwriting agreement in customary form, and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled to select the managing underwriter or managing underwriters hereunder (provided that any such Holder shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties, agreements and indemnities regarding such Holder, such Holder’s title to the Registrable Securities, such Holder’s intended method of distribution and the accuracy of information contained in the applicable Registration Statement or the related Prospectus concerning such Holder as provided by or on behalf of such Holder and the aggregate amount of the liability of such Holder in connection with such offering shall not exceed such Holder’s net proceeds from the disposition of such Holder’s Registrable Securities in such offering) and (D) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting arrangements. The Corporation hereby agrees with each Holder of Registrable Securities that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith, will execute and perform its obligations under all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and will use commercially reasonable efforts to procure auditor “comfort” letters addressed to the underwriters in the offering from the Corporation’s independent certified public accountants or independent auditors (and, if necessary, any other independent certified public accountants or independent auditors of any Subsidiary of the Corporation or any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) in customary form and covering such matters of the type customarily covered by comfort letters for an underwritten Public Offering as the underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(xii) The Corporation will use commercially reasonable efforts to obtain for delivery to the underwriter or underwriters of an underwritten offering of Registrable Securities an opinion or opinions and a negative assurance letter from counsel for the Corporation (including any local counsel reasonably requested by the underwriters) dated the most recent effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, covering the matters customarily covered in opinions and negative assurance letters requested in sales of securities or public underwritten offerings, which opinions shall be reasonably satisfactory to such underwriters and their counsel.

(xiii) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, and in respect of any offering of Registrable Securities, the Corporation will make available upon reasonable notice at the Corporation’s principal place of business or such other reasonable place for inspection by any Participating Holder of Registrable Securities covered by the applicable Registration Statement, by any managing underwriter or managing underwriters selected in accordance with this Agreement and by any attorney, accountant or other agent retained by such Holders or underwriter, such financial and other information and books and records of the Corporation, and cause the officers, employees, counsel and independent certified public accountants of the Corporation to respond to such inquiries, as shall be reasonably requested by such Holders, underwriters, attorneys, accountants or agents (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of the Securities Act.

(xiv) The Corporation will (A) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement and provide and enter into any customary agreements with a custodian for the Registrable Securities and (B) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities included in such Registration Statement.

(xv) The Corporation will cooperate with each Holder of Registrable Securities and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and the performance of any due diligence investigations by any underwriter.

(xvi) The Corporation will use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, the Trading Market, FINRA and any state securities authority, and make available to each Holder, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering at least twelve (12) months, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(xvii) The Corporation will use its commercially reasonable efforts to ensure that any Issuer Free Writing Prospectus utilized in connection with any Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(xviii) In connection with any registration of Registrable Securities pursuant to this Agreement, the Corporation will take all commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of Registrable Securities by such Holders, including furnishing to the Participating Holders or any underwriters such further customary certificates, opinions and documents as they may reasonably request and using commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable advance notice, to meet with prospective investors in presentations, meetings and road shows.

(xix) In connection with any registration of Registrable Securities pursuant to this Agreement, the Corporation shall use its commercially reasonable efforts to list on any national securities exchange the Corporation is then currently listed on. Following the listing of the Common Stock or any other Registrable Securities on such national securities exchange, the Corporation will use its commercially reasonable efforts to maintain such listing.

(xx) The Corporation shall, if an underwritten offering is made pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement, include in such Registration Statement such additional information for marketing purposes as the managing underwriter(s) reasonably request(s).

(xxi) The Corporation shall use its commercially reasonable efforts to cooperate in a timely manner with any reasonable and customary request of the Holders in respect of any Alternative Transaction, including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a Public Offering subject to this Section 6, to the extent customary for such transactions. Notwithstanding anything herein to the contrary, no Holder shall be entitled to any piggyback rights in respect of an Alternative Transaction.

(xxii) Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Corporation of the occurrence of any event of the kind described in clauses (C), (D) and (F) of Section 6(i)(iv) or the occurrence of a Suspension Period, such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. In the event the Corporation shall give any such notice to a Holder, the Holder agrees to treat such notice as Confidential Information. In the event the Corporation shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented Prospectus or amended Registration Statement or is advised in writing by the Corporation that the use of the Prospectus may be resumed.

(j) Registration Expenses. The Corporation shall bear all Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration or Piggyback Registration (excluding any Selling Expenses), whether or not any Registrable Securities are sold pursuant to a Registration Statement. In addition, the Corporation shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of the Corporation’s officers and employees performing legal or accounting duties), the expense of any annual audit and any underwriting fees, discounts, selling commissions and stock transfer taxes and related legal and other fees applicable to securities sold by the Corporation and in respect of which proceeds are received by the Corporation. Each Holder shall pay any Selling Expenses applicable to the sale or disposition of such Holder’s Registrable Securities pursuant to any Demand Registration Statement or Piggyback Registration Statement, in proportion to the amount of such Participating Holder’s shares of Registrable Securities sold in any offering under such Demand Registration Statement or Piggyback Registration Statement. For the avoidance of doubt, the Company shall not bear any Selling Expenses in respect of shares sold by Participating Holders.

(k) Indemnification.

(i) The Corporation shall indemnify and hold harmless each underwriter, if any, engaged in connection with any registration referred to in this Section 6 and provide representations, covenants, opinions and other assurances to such underwriter in form and substance reasonably satisfactory to such underwriter and the Corporation. Further, the Corporation shall indemnify and hold harmless each Holder, their respective partners, shareholders, equity holders, general partners, managers, members and Affiliates and each of their respective officers and directors and any Person who controls any such Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof, and each other Person who participates in the offering of such securities (each, an “Indemnified Person”, and collectively, “Indemnified Persons”), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’, accountants’ and experts’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act, the Exchange Act or otherwise (collectively, “Losses”), as incurred, arising out of, based upon, resulting from or relating to (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated or deemed incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (C) any violation or alleged violation by the Corporation or any of its Subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law rule or regulation in connection with such Registration Statement, disclosure document or related document or report or any offering covered by such Registration Statement, or (D) any information provided by the Corporation or at the instruction of the Corporation to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and the Corporation shall reimburse such Indemnified Person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, demand, action, suit or proceeding; provided, however, that the Corporation shall not be liable to any Indemnified Person to the extent that any such Losses arise out of, are based upon or result from an untrue or allegedly untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such Indemnified Person specifically for use therein.

(ii) In connection with any Registration Statement filed by the Corporation pursuant to this Section 6 hereof in which a Holder has registered for sale its Registrable Securities, each such Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Corporation, its directors and officers, employees, agents and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling securities under such Registration Statement, its partners, shareholders, equity holders, general partners, managers, members and Affiliates and each of their respective officers and directors and any Person who controls such other Holder (within the meaning of the Securities Act or the Exchange Act) and any employee or Representative thereof from and against any Losses resulting from (A) any untrue or allegedly untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act, Prospectus (including in any preliminary prospectus (if used prior to the effective date of such Registration Statement)), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto or in any documents incorporated by reference in any of the foregoing, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (C) any violation or alleged violation by such Holder of any federal, state or common law rule or regulation relating to action or inaction in connection with any information provided by such Holder in such registration, disclosure document or related document or report in the case of clauses (A) and (B) to the extent, but in each case only to the extent that such untrue statement or omission occurs in reliance upon and in conformity with any information furnished in writing by or on behalf of such Participating Holder to the Corporation specifically for inclusion in such registration, disclosure document or related document or report and has not been corrected in a subsequent writing prior to the sale of the Registrable Securities thereunder, or (D) any information provided by such Holder or at the instruction of such Holder to any Person participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading, and such Holder will reimburse the Corporation for any legal or other expenses reasonably incurred by it in connection with investigating or defending such Losses. In no event shall the liability of any Participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation less any amounts paid by such Holder in connection with such sale.

(iii) Any Indemnified Person under paragraph (i) or (ii) of this Section 6(k) shall (A) give prompt written notice to the indemnifying person under paragraph (i) or (ii) of this Section 6(k) of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying person shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying person’s ability to defend such claim (through the forfeiture of substantive rights or defenses) is actually and materially prejudiced by reason of such delay or failure) and (B) permit such indemnifying person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (1) the indemnifying person has agreed in writing to pay such fees or expenses, (2) the indemnifying person shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person within a reasonable time after receipt of notice of such claim from the Indemnified Person, (3) the Indemnified Person has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying person, or (4) in the reasonable judgment of any such Indemnified Person (based upon advice of its counsel) a conflict of interest may exist between such Indemnified Person and the indemnifying person with respect to such claims (in which case, if the Indemnified Person notifies the indemnifying person in writing that such Indemnified Person elects to employ separate counsel at the expense of the indemnifying person, the indemnifying person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). If such defense is not assumed by the indemnifying person, the indemnifying person will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. If the indemnifying person assumes the defense, the indemnifying person shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the prior written consent of the Indemnified Person shall not be required if (x) such settlement includes an unconditional release of such Indemnified Person from all liability on the claims that are the subject matter of such settlement, (y) such settlement provides that any sums payable in connection therewith are payable in full by the indemnifying person and (z) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. It is understood that the indemnifying person or persons shall not, except as specifically set forth in this Section 6(k)(iii), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed promptly.

(iv) If the indemnification provided for in this Section 6(k) is held by a court of a competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, damage, claim or liability, the indemnifying party, in lieu of indemnifying such Indemnified Person thereunder, shall to the extent permitted by law, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, damage, claim or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Person on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying person and of the Indemnified Person shall be determined by a court of law by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying person or Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 6(k)(iv) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding sentences. Notwithstanding the provisions of this Section 6(k)(iv), no Participating Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Participating Holder in the offering giving rise to such contribution obligation less any amounts paid by such Holder pursuant to this Section 6(k) and any amounts paid by such Holder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Holder’s obligation to contribute pursuant to this Section 6(k)(iv) is several in the proportion that the net proceeds of the offering received by such Participating Holder bears to the total net proceeds of the offering received by all such Participating Holders and not joint.

(v) The remedies provided for in this Section 6(k) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The obligations of the Corporation and Holders of Registrable Securities under this Section 6(k) shall survive completion of any offering of Registrable Securities pursuant to a Registration Statement and the termination of this Agreement.

(l) Facilitation of Sales Pursuant to Rule 144. The Corporation shall use its commercially reasonable efforts to (i) timely file the reports required to be filed by it, if any, under the Exchange Act or the Securities Act and the rules adopted by the Commission thereunder (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), and (ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act. Upon the written request of any Holder in connection with that Holder’s sale pursuant to Rule 144 under the Securities Act, the Corporation shall deliver to such Holder a written statement as to whether it has complied with such requirements. This Section 6(l) shall apply only after an Initial Public Offering.

7. Future Issuance of Shares; Preemptive Rights.

(a) Offering Notice. Except for (i) options, restricted stock, restricted stock units or other equity-based awards, in each case, issued pursuant to an Equity Incentive Plan, (ii) a stock split, stock dividend, reorganization or recapitalization applicable to all shares of Common Stock, (iii) equity securities of the Corporation issued upon exercise, conversion or exchange of any security or obligation of the Corporation (including (A) any equity-based awards issued pursuant to an Equity Incentive Plan and (B) any shares of Common Stock issued upon the exercise of any GUC Warrants) (any such security or obligation, a “Common Stock Equivalent”) issued in accordance with the terms of this Agreement, including this Section 7, (iv) equity securities of the Corporation issued as consideration to another Person in respect of an acquisition or business combination transaction (whether pursuant to a stock purchase, asset purchase, merger or otherwise) to which the Corporation is a party and that has been approved by the Board, and, if applicable, the Holders, in accordance with the terms of this Agreement, (v) issuances of equity securities (including any Common Stock Equivalents) issued to banks, equipment lessors or other financial institutions (including, for the avoidance of doubt, hedge funds), or to real property lessors, in connection with a bona fide debt financing, equipment leasing or real property leasing transaction approved by the Board, (vi) issuances of equity securities (including any Common Stock Equivalents) as consideration approved by the Board payable to a third party that is not an Affiliate of the Corporation for any other bona fide business relationship the primary purpose of which is not to raise capital, including for the acquisition or license of technology by the Corporation or its Subsidiaries, joint venture or development activities or the distribution, supply or manufacture of the Corporation’s or its Subsidiaries’ products and services, (vii) issuances of equity securities (including any Common Stock Equivalents) to the public pursuant to an effective Registration Statement, (viii) solely with respect to issuances of equity securities (including any Common Stock Equivalents) by a Subsidiary of the Corporation, issuances to the Corporation or any other wholly owned Subsidiary of the Corporation, (ix) the issuance of the GUC Warrants in accordance with the GUC Warrant Agreement and (x) any shares of Common Stock issued in accordance with the Discounted Share Purchase Program (collectively, “Excluded Issuances”), if the Corporation or any of its Subsidiaries wishes to issue any equity securities (including any Common Stock Equivalents) of the Corporation or such Subsidiary to any Person (collectively, “New Securities”), then, except as otherwise provided in Section 7(c), the Corporation shall (or shall cause its applicable Subsidiary to) first offer such New Securities to each Holder who owns in the aggregate (together with their Affiliates) three percent (3%) or more of the Designated Shares and who is an Accredited Investor (each, a “Preemptive Rightholder”, and collectively, the “Preemptive Rightholders”) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders at least fifteen (15) Business Days prior to such issuance of New Securities, which New Issuance Notice shall state, in reasonable detail, the material terms and conditions of such issuance, including (x) the number of New Securities proposed to be issued, (y) the proposed purchase price per security of the New Securities (the “Proposed Price”) and the other material terms and conditions of such New Securities and of the issuance thereof, and (z) the identity of the proposed purchaser(s). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 7(b) shall have been waived or shall have expired.

(b) Exercise.

(i) For a period of ten (10) Business Days after the giving of the New Issuance Notice pursuant to Section 7(a), each of the Preemptive Rightholders shall have the right, but not the obligation, to purchase its Proportionate Percentage of the New Securities, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice. Each such Preemptive Rightholder shall have the right to purchase up to that percentage of the New Securities determined by dividing (A) the total number of outstanding shares of Common Stock of the Corporation then owned by such Preemptive Rightholder exercising its rights under this Section 7(b) by (B) the total number of outstanding shares of Common Stock of the Corporation owned by all of the Preemptive Rightholders (the “Proportionate Percentage”); provided that, for purposes of calculating each Proportionate Percentage, any shares of Common Stock of the Corporation issued or issuable to a Preemptive Rightholder pursuant to an Equity Incentive Plan shall be excluded from such calculation.

(ii) The right of each Preemptive Rightholder to purchase the New Securities under Section 7(a) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the ten (10) Business Day period referred to in Section 7(b)(i) to the Corporation or its applicable Subsidiary, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 7(b)(i). The failure of a Preemptive Rightholder to respond within such ten (10) Business Day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 7(b)(i); provided, that each Preemptive Rightholder may waive its rights under Section 7(b)(i) prior to the expiration of such ten (10) Business Day period by giving written notice to the Corporation or the applicable Subsidiary.

(iii) If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it or he is entitled to purchase pursuant to Section 7(b)(i), then the Corporation shall (or shall cause its applicable Subsidiary to) offer to each Preemptive Rightholder which elected to purchase the maximum number of New Securities that it is entitled to purchase in accordance with Section 7(b)(ii) (each, an “Eligible Excess Preemptive Rightholder”), by written notice to each such Preemptive Rightholder (an “Excess New Securities Notice”), the right to purchase up to that percentage of the remaining New Securities not so subscribed for (for the purposes of this Section 7(b)(iii), the “Excess New Securities”) determined by dividing (x) the total number of outstanding shares of Common Stock of the Corporation then owned by such Eligible Excess Preemptive Rightholder by (y) the total number of outstanding shares of Common Stock of the Corporation then owned by all Eligible Excess Preemptive Rightholders who elected to purchase Excess New Securities (excluding, in the case of both clauses (x) and (y), shares of Common Stock of the Corporation issued or issuable to a Preemptive Rightholder pursuant to an Equity Incentive Plan). The right of each such Preemptive Rightholder to purchase the Excess New Securities under the immediately preceding sentence shall be exercisable by delivering written notice of the exercise thereof, within five (5) Business Days following the date of the Excess New Securities Notice, to the Corporation or its applicable Subsidiary, which notice shall state the amount of Excess New Securities that such Preemptive Rightholder elects to purchase pursuant to this Section 7(b)(iii). The failure of a Preemptive Rightholder to respond within such five (5) Business Day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under this Section 7(b)(iii); provided, that each Preemptive Rightholder may waive its rights under this Section 7(b)(iii) prior to the expiration of such five (5) Business Day period by giving written notice to the Corporation or the applicable Subsidiary.

(c) Specified Issuance. Notwithstanding the requirements of Section 7(a), the Corporation or its applicable Subsidiary may proceed with an issuance of New Securities that would otherwise be subject to Section 7(a) prior to having complied with the provisions of Section 7(a) (such issuance, a “Specified Issuance”) if the Board reasonably determines in good faith that the delay in the issuance of such New Securities caused by compliance with the provisions of Section 7(a) would reasonably be expected to adversely affect the Corporation; provided, that the Corporation shall (or shall cause its applicable Subsidiary to):

(i) provide to each Preemptive Rightholder as of the date of the Specified Issuance prompt written notice of such Specified Issuance;

(ii) within a reasonable period of time (but in any event not more than thirty (30) days following such Specified Issuance), offer to all Preemptive Rightholders, in writing (such offer, the “Specified Issuance Offer”), to either (A) issue to each Preemptive Rightholder its Proportionate Percentage of the New Securities or (B) cause the initial purchaser (the “Subject Purchaser”) who received New Securities in such Specified Issuance to sell to each Preemptive Rightholder its Proportionate Percentage of the New Securities (it being understood that each Holder hereby agrees to effect any sale so requested by the Corporation in accordance with this Section 7(c)(ii)(B)), in each case, at the same price and on the same terms and conditions with respect to such New Securities as the Subject Purchaser received in such Specified Issuance (provided that, for the avoidance of doubt, the Board shall determine, on a Specified Issuance by Specified Issuance basis, whether the applicable Specified Issuance Offer shall comply with subclause (A) or (B) of this Section 7(c)(ii)); and

(iii) keep such offer open for a period of no less than ten (10) Business Days, during which period, each Preemptive Rightholder may accept such offer by sending a written notice of exercise to the Corporation or its applicable Subsidiary committing to purchase in accordance with the procedures set forth in Section 7(b), an amount of such New Securities (not to exceed the amount specified in the offer made pursuant to Section 7(c)(ii));

provided, further, that (A) for all purposes under this Agreement, any issuance of New Securities to a Preemptive Rightholder pursuant to this Section 7(c) shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the issuance of New Securities to a Preemptive Rightholder pursuant to this Section 7(c) and (y) the expiration of the ten (10)-Business Day period specified in clause (iii) above, the New Securities issued pursuant to this Section 7(c) shall not be taken into account in calculating the Proportionate Percentage of any Holder for any purposes under this Agreement.

(d) Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under (i) Section 7(b) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on (a) the fifteenth (15th) Business Day after the giving of the New Issuance Notice pursuant to Section 7(a), if the Preemptive Rightholders (in aggregate) elect to purchase all of the New Securities under Section 7(b), or (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 7(a) if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Section 7(b), (ii) Section 7(c) shall be held at the executive office of the Corporation at 11:00 a.m., local time, on the fifteenth (15th) Business Day after the date of the offer specified under Section 7(c)(ii), or (iii) in relation to both clauses (i) and (ii), at such other time and place as the parties to the transaction may reasonably agree. At such closing, the Corporation shall (or shall cause its applicable Subsidiary to) deliver certificates (to the extent that the Corporation or its applicable Subsidiary has determined that such New Securities will be represented by certificated shares) representing the New Securities to the participating Preemptive Rightholders, and such New Securities shall be issued free and clear of all liens (other than those arising hereunder or pursuant to applicable law and those attributable to actions by the purchasers thereof) and the Corporation shall (or shall cause its applicable Subsidiary to) so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him, her or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary to effectuate the closing. Notwithstanding the foregoing, if the closing of a sale or issuance of New Securities is not consummated within a six (6)-month period (plus such number of additional days (if any) necessary to allow the expiration or termination of all waiting periods under antitrust laws applicable to such sale) after the date upon which the New Issuance Notice is delivered or if the principal terms of such sale change such that the terms are, in the aggregate, less favorable in any material respect to the Preemptive Rightholders than those in the New Issuance Notice, then the restrictions provided for herein shall again become effective, and no issuance or sale of New Securities may be made thereafter by the Corporation or its applicable Subsidiary without again offering the same to the Preemptive Rightholders in accordance with this Section 7. Notwithstanding any other provision of this Section 7, there shall be no liability on the part of the Corporation, any of its Subsidiaries or any Holder to any Preemptive Rightholder arising from the failure of the Corporation or its applicable Subsidiary to consummate the sale of New Securities for any reason.

(e) Assignment of Preemptive Rights. The rights contained in this Section 7 may be assigned or otherwise conveyed to one (1) or more of the applicable Preemptive Rightholder’s controlled Affiliates who, in each case, are Accredited Investors; provided, that such assignment or conveyance is effected in compliance with the terms and conditions of this Agreement applicable to the assignment or Transfer of outstanding shares of Common Stock of the Corporation.

(f) For purposes of clarity, the preemptive rights contemplated by this Section 7 shall not apply to any Excluded Issuances.

8. Miscellaneous.

(a) Termination. This Agreement (other than Sections 3(b) and 6 and this Section 8 and their respective defined terms) shall terminate automatically and be of no further force and effect upon the earlier to occur of (i) such time as there is only one Holder or (ii) immediately prior to the effectiveness of an Initial Public Offering. Notwithstanding anything contained in Section 3(a) to the contrary, during any period when (A) the Corporation is subject to, and in compliance with, periodic reporting obligations under the Exchange Act and (B) the Corporation’s securities are listed for public trading on a stock exchange, the Corporation’s obligations under Section 3(a) shall be deemed suspended and of no force and effect.

(b) Remedies. In the event of a breach by the Corporation or a Holder of any of its obligations under this Agreement, the Corporation or the Holder, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Parties agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement, to the maximum extent permitted by any applicable law, and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate and shall waive any requirement for the posting of a bond, in each case to the maximum extent permitted by any applicable law. No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Amendment; Modification; Waivers. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Corporation and the Requisite Majority; provided that, in addition to and without limiting the foregoing, (i) no amendment to this Agreement may disproportionately and adversely affect a Holder of a class of capital stock of the Corporation relative to other Holders of such class of capital stock of the Corporation without such Holder’s prior written consent, (ii) any amendment to Sections 5(a), 5(b) or 7 that is adverse to any Holder of Designated Shares shall require the prior written consent of the Requisite Supermajority, and (iii) any amendment to any of clauses (ii) and (iii) of this Section 8(c) shall require the prior written consent of the specific Holder(s) or Person(s) referred to in such clause; provided, however, that the Corporation may amend this Agreement without the consent of any Holder (A) so long as such amendment is ministerial in nature to correct errors or cure ambiguities; (B) in connection with the issuance of a new class of capital stock of the Corporation issued pursuant to and in accordance with Section 7, including to set forth the rights, preferences and privileges of the holders of such new class of capital stock; provided, further, that, as provided in Section 8(o), the provisions hereof shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the Reorganization Date, in each case, without the consent of any Holders. Any amendment or waiver must specifically reference this Agreement, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s). The Corporation shall give prompt written notice of any amendment or waiver hereunder to any Holder that did not consent in writing thereto.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) upon delivery, if served by personal delivery upon the Person for whom it is intended, (ii) on the third (3rd) Business Day after the date mailed if delivered by registered or certified mail, return receipt requested, postage prepaid, (iii) on the following Business Day if delivered by a nationally recognized, overnight, air courier or (iv) when delivered or, if sent after the Close of Business, on the following Business Day if sent by email, in each case, to the address set forth on such Person’s signature page hereto or to such other address as may be designated in writing, in the same manner, by such Person.

(e) Governing Law; Forum. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws. Each of the Corporation and each Holder agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the state and federal courts in the State of Delaware) (together with the appellate courts thereof, the “Chosen Courts”). In connection with any claim arising out of or related to this Agreement, each of the Corporation and each Holder hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection that such Person may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Corporation or the Holder, (iv) agrees that service of process in any such action or proceeding shall be effective if notice is given in accordance with Section 8(d), although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (v) agrees not to seek a transfer of venue on the basis that another forum is more convenient. Notwithstanding anything herein to the contrary, (A) nothing in this Section 8(e) shall prohibit any party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (B) each of the Corporation and each Holder agrees that any judgment issued by a Chosen Court may be recognized, recorded, registered or enforced in any jurisdiction in the world and waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment in any such jurisdiction.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, permitted assigns and Approved Transferees. The Corporation shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume the obligations of the Corporation under this Agreement or enter into a new agreement with the parties hereto on terms substantially the same as this Agreement as a condition of any such transaction.

(g) Waiver of Trial by Jury. EACH OF THE CORPORATION AND EACH HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE CORPORATION AND EACH HOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h) Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, however, that if any one or more of the provisions contained in this Agreement shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

(i) Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a day other than a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(j) Entire Agreement. This Agreement, together with the Certificate of Incorporation and By-laws, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and supersedes any and all prior or contemporaneous discussions, agreements and understandings, whether oral or written, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

(k) Execution of Agreement; Counterparts. This Agreement may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf), by DocuSign or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

(l) Determination of Ownership. In determining ownership of capital stock of the Corporation hereunder for any purpose, the Corporation may rely solely on the records of the transfer agent for the capital stock of the Corporation from time to time, or, if no such transfer agent exists, the Corporation’s stock ledger.

(m) No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the Holders may be partnerships or limited liability companies, each Holder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any of the Corporation’s or any Holder’s former, current or future direct or indirect equity holders, controlling Persons, shareholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees (and collectively, the “Non-Recourse Parties”), in each case other than the Corporation, the Holders or any of their successors and permitted assigns under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Non-Recourse Parties, as such, for any obligation or liability of the Corporation or the Holders under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

(n) Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than Section 8(m), of which each Non-Recourse Party is an express third-party beneficiary) other than the Corporation and the Holders, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever.

(o) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of capital stock of the Corporation, (ii) any and all securities into which shares of capital stock of the Corporation are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Corporation and (iii) any and all equity securities of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of capital stock of the Corporation and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the Reorganization Date.

(p) Headings; Section References. All heading references contained in this Agreement are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Agreement.

(q) No Other Relationships. Nothing contained herein or in any other agreement delivered pursuant hereto or thereto shall be construed to create any agency relationship among the Holders. No Holder shall owe any fiduciary duties to the Corporation or to any other Holder by virtue of this Agreement. To the extent that at law or in equity, a Holder has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or any other Holder, a Holder acting under this Agreement shall not be liable to the Corporation or to any Holder for its good faith reliance on the provisions of this Agreement (including this Section 8(q)). The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Holder otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Holder.

(r) Waiver of Certain Damages. To the extent permitted by applicable law, each Party agrees not to assert, and hereby waives, any claim against any other Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any of the transactions contemplated hereby.

(s) Use of Holder’s Name. Other than as may be requested or required by applicable law, rule or regulation (including any applicable listing exchange rules or requirements), neither the Corporation, its Affiliates nor any of their respective Representatives shall issue any press releases or other public disclosure using the name of any Holder or any of its Affiliates without such Holder’s prior written consent; provided, however, the exceptions set forth in Section 3(b) shall apply mutatis mutandis to the Corporation, its Affiliates or their respective Representatives with respect to the disclosure of the name of a Holder or any of its Affiliates (in any press release, other public disclosure or otherwise) as if the name of such Holder or any of its Affiliates were “Confidential Information” (as defined herein).

(t) Governing Documents. It is the intention of the Parties that in the event of any conflict between the terms and provisions of this Agreement and those contained in the Certificate of Incorporation, the By-laws or other similar governing documents of the Corporation, the terms and provisions of the Certificate of Incorporation shall govern and control to the maximum extent permitted by applicable law. In the event of any such conflict, each Holder shall vote (or cause to be voted or provide consent with respect to) all of such Holder’s Common Stock and any other voting securities of the Corporation over which such Holder has voting control and shall take all other necessary or desirable actions within such Holder’s control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause this Agreement and/or the By-laws or other similar governing documents of the Corporation, as applicable, to be amended to conform the terms and provisions thereof with the terms and provisions of the Certificate of Incorporation.

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SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders’ Agreement as of the date first written above.

CORPORATION:

CANO HEALTH, INC., a Delaware corporation

By:
Name:
Title:

Address for Notices:

with a copy (which shall not constitute notice):

EXHIBIT A

Form of Joinder

The undersigned hereby agrees, effective as of the date set forth below, to become a party to that certain Shareholders’ Agreement (as amended, restated and modified from time to time, the “Agreement”), dated as of June 28, 2024, by and among Cano Health, Inc., a Delaware corporation (the “Corporation”), and the shareholders of the Corporation. The undersigned hereby pursuant to this joinder (this “Joinder”) agrees to be bound by all of the terms of the Agreement and shall hereafter be deemed to be, for all purposes of the Agreement, a party to the Agreement and a “Holder” (as defined in the Agreement). This Joinder and all disputes or controversies arising out of or relating to this Joinder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of laws.

[__]

By:
Name:
Title:

Date:

Address:

Attention:
Email:

with a copy (which shall not constitute notice) to:

Attention:
Email: